Exhibit 1.01
Conflict Minerals Report
For the Year Ended December 31, 2016
This is the Conflict Minerals Report (this Report) of Powell Industries, Inc. (referred to herein as, Powell, the Company, we, us or our) for calendar year 2016 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the Exchange Act). Please refer to Section 13(p) of the Exchange Act and the general instructions to the Specialized Disclosure Report on Form SD for definitions of certain terms used in this Report, unless otherwise defined herein.
This Report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Exchange Act (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold. For the purposes of this Report, tin, tantalum, tungsten and gold shall be collectively referred to as the 3TGs. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.
Company Overview
We develop design, manufacture and service custom-engineered equipment and systems for the distribution, control and monitoring of electrical energy. Certain conflict minerals (as defined in Item 1.01(d)(3) of Form SD), specifically gold, tin, tungsten and tantalum are used in the production of our custom-engineered equipment. Accordingly, pursuant to the Rule, we conducted a reasonable country of origin inquiry (RCOI) regarding such conflict minerals designed to determine whether any of such conflict minerals originated in the Democratic Republic of the Congo (DRC) or an adjoining country (collectively, Covered Countries), or are from recycled or scrap sources.
Product Description

Our broad and complex product range may contain conflict minerals within the following components:

•	Tantalum, used in capacitors,
•	Tin, used in soldered components,
•	Tungsten, used in coatings, alloys, heating elements and electrodes,
•	Gold, used in circuit boards, electrodes and electronic components.
Description of RCOI
In conducting the RCOI, Powell engaged Assent Compliance (Assent) to assist with the effectiveness of our conflict minerals program. We identified the scope of our inquiry by first completing a supplier list extraction from our preferred vendor list. This list was then filtered to remove service providers, indirect materials suppliers and inactive suppliers (minimum of one year since last purchase). This was intended to ensure that all suppliers surveyed provided items to Powell that were used in final products in the year 2016. Once the filtering was completed, we populated the list with contact information. This list, composed of 912 suppliers, was then provided to Assent for upload to their Assent Compliance Manager software system (the Assent Compliance Manager).
Assent conducted the supplier survey portion of the RCOI. The supplier survey utilized a template developed by the Conflict-Free Sourcing Initiative (CFSI), and initiative by the Electronic Industry Citizenship Coalition® and The Global e-Sustainability Initiative (EICC/GeSI), called the Conflict Mineral Report Template (CMRT). The CMRT was developed to facilitate general disclosures and information regarding smelters that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers and identification of the smelters used by the supplier.
Non-responsive suppliers were contacted a minimum of three times by the Assent Compliance Manager and then were also managed by the Assent Compliance Supply Chain team in one-on-one communications. This included two to three follow ups from the supply chain team. After three months of non-responsiveness, suppliers were then contacted via email with Powell procurement team members copied, as an escalation to encourage their response to Assent.
Assent communications included training and education on the completion of the CMRT form as well as access to a Assent’s learning management system, Assent University. All in-scope suppliers were provided access to [a Conflict Minerals Training course as part of Assent University and this training was monitored and tracked in Assent's system for future reporting and transparency.

Due Diligence Process
Powell’s due diligence measures have been designed to conform, in all material respects, with the framework in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for 3TG (collectively, the OECD Guidance), which generally consists of the following five steps: (i) Establish strong company management systems; (ii) Identify and assess risks in the supply chain; (iii) Design and implement a strategy to respond to identified risks; (iv) Carry out independent third-party audit of smelter/refiner's due diligence practices; and (v) Report annually on supply chain due diligence. In 2016, the due diligence process was aimed to help Powell assess and respond to risk in its supply chain by investigating the source of its products down the chain to the smelters and refiners and the strength of its suppliers’ conflict minerals programs. The following is a brief summary of certain aspects of our due diligence process.

A.	Step 1: Establish Strong Powell Management Systems
In accordance with our due diligence framework and compliance efforts:

•
We have communicated to all of our in-scope suppliers our efforts to comply with Section 1502 of the Dodd-Frank Act pursuant to a compliance statement and other communications (together, the Compliance Statement). We requested that our in-scope suppliers provide a comprehensive conflict minerals declaration for all conflict minerals in the form of the CMRT v.4.10 or higher. We provide our Compliance Statement to all new suppliers and plan to provide annual related compliance statement communications to our entire supply base.

•	We implemented internal compliance efforts, including internal reporting requirements, to support our supply chain due diligence process.
•
We implemented a risk mitigation response plan to address business relationships with suppliers that are DRC conflict undeterminable (as defined in Item 1.01(d)(5) of Form SD). Our program includes continuous monitoring to adjust our strategies as sourcing data improves and new information is received.

Powell has adopted a company policy with respect to conflict minerals which is posted on our website at www.powellind.com. Select the section entitled “Our Company”, then “Supply Chain.”
Internal Team
Powell has established a management system for conflict minerals. Our management system is sponsored by the Chief Financial Officer as well as executive-level representatives and a team of subject matter experts from relevant functions, such as our Supply Chain Director, Corporate Controller, Vice President of Research and Product Development, and Supply Base Manager.
The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and senior management is briefed about the results of our due diligence efforts.
Control Systems
Controls include, but are not limited to, our code of conduct which outlines expected behaviors for all Powell employees and a conflict minerals policy which can be found on our website at www.powellind.com. Select the section entitled “Our Company”, then “Supply Chain.”
We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers. Contracts with our suppliers are frequently in force for three to five years or more and we cannot unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts, or our contracts renew, we are adding a clause to require suppliers to provide information about the source of 3TG and smelters. It will take a number of years to ensure that all our supplier contracts contain appropriate flow-down clauses. In the meantime, as described below, we are working with selected suppliers to ensure they provide the 3TG sourcing information until the contracts can be amended.
Supplier Engagement
With respect to the OECD requirement to strengthen engagement with suppliers, we have, through Assent, provided education on the conflict minerals regulation. We have leveraged the existing communications within the Company, specifically the procurement department, to encourage supplier interactions with Assent as well as to help suppliers understand the requirement for completion of their CMRTs. Feedback from this engagement has allowed us to enhance the training and focus and adapt it to each user’s needs. It has also allowed for our supplier communications to be more focused and to clarify expectations.

Grievance Mechanisms
We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Powell’s policies. Our emergency number can be found at www.powellind.com under the section entitled “Contact Us.”
Maintain Records
We have also adopted a policy to retain relevant documentation. Such documentation will be retained for minimum of five years.

B.	Step 2: Identify and Assess Risks in Our Supply Chain
We identified direct material suppliers to capture possible 3TG risk suppliers. As we progress, we expect that transparency in our supply chain will increase to allow for better risk assessment at more detailed levels of our supply chain. We intend to continue communicating with our suppliers regarding conflict minerals.
Based on assessed risks, our RCOI covered applicable suppliers.

Each facility that meets the CFSI definition of a smelter or refiner of a 3TG mineral is assigned a risk of High, Medium or Low based on 3 scoring criteria:

•	Geographic proximity to the DRC and Covered Countries;

•	Conflict-Free Smelter Program (CFSP) audit status;

•	Known or plausible evidence of unethical or conflict sourcing.

When a facility is reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through our third-party vendor, Assent, submissions that include any reported facilities produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Powell. As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context. In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

C.	Step 3: Design and Implement a Strategy to Respond to Identified Risks
We believe that our RCOI was reasonably designed and executed in good faith to determine the existence and source of the 3TGs in our supply chain, including from recycled or scrap sources (as defined in Item 1.01(d)(6) of Form SD). We utilized the CMRT template v4.10 or higher for our RCOI. We conducted our effort to send surveys in good faith, utilizing up to three rounds of communications with our suppliers. We evaluated survey responses to identify: (i) the use and source of the 3TGs; and (ii) any warning signs indicating that conflict minerals may have come from one of the Covered Countries. We intend to make additional inquiries on a case-by-case basis during 2017 to clarify or obtain more information as necessary. We tracked results of our supply chain diligence process and periodically reported the results to our executive leadership team.

Because of Powell’s size, the complexity of its products, and the depth, breadth, and constant evolution of its supply chain, it is difficult to identify parties upstream from its direct suppliers. Powell continues to work with suppliers to identify the upstream sources of the 3TGs through the CMRTs, follow up on invalid responses on the CMRTs, use risk-based assessments of identified smelters and assess the conflict minerals programs of its suppliers, as described below in this Report. Information and findings from this process are stored in the Assent Compliance Manager, a database that can be tracked and audited.

Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We and our consultant compared these facilities listed in the responses to the list of smelters maintained by the CFSI and, if a supplier indicated that the facility was certified as “Conflict-Free,” we confirmed that the name was listed by CFSI.
In accordance with OECD Guidance, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified DRC-Conflict Free pose a significant risk to the supply chain. In the Assent Compliance Manager, risk is classified as High, Medium and Low based on the three scoring criteria outlined under "Step 2: Identify and Assess Risks in Our Supply Chain."

Powell does not have a direct relationship with conflict minerals smelters and refiners and, as a result, does not perform or direct audits of these entities within its supply chain. Powell captured smelter and refiner information as part of the CMRT, as some suppliers provided the names of facilities it used as smelters or refiners. Assent compared the facilities identified by the suppliers to the list of smelters maintained by the CFSI.
Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). At this stage in conflict minerals compliance it is well-known that many companies are in the middle of the process and do not have many answers beyond “unknown”. The criteria used to evaluate the strength of the program are:
A. Do you have a policy in place that includes DRC conflict-free sourcing?
E. Have you implemented due diligence measures for conflict-free sourcing?
H. Do you verify due diligence information received from your suppliers?
I. Does your verification process include corrective action management?
When suppliers meet or exceed those criteria (Yes to at least A, E, H, I) they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.
We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our applicable products, including (1) seeking information about 3TG smelters and refiners in our supply chain by requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review and (4) obtaining additional documentation and verification, as applicable. As mentioned above, our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation will be retained for a period of at least five years.

D.	Step 4: Implement Targeted Independent Third-Party Due Diligence
We engaged Assent to assist in the RCOI, data collection and survey process. Assent supports industry associations that administer independent third-party smelter and refinery audit programs and encourages targeted suppliers and/or facilities to participate in comparable due diligence validation activities.

E.	Step 5: Report on Supply Chain Due Diligence

We have responded to various customer requests for information regarding our conflict minerals determination.
Powell reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. We also disclose our company policy with respect to conflict minerals on our website at www.powellind.com. Select the section entitled “Our Company”, then “Supply Chain.”
Due Diligence Results
For the 2016 reporting year, Powell received CMRT forms from 72% of the suppliers surveyed. All submitted forms are accepted and classified as valid or invalid in order to retain all data. Suppliers were contacted if they submitted invalid forms and were encouraged to resubmit a valid form. As of April 28, 2017, there were 43 invalid supplier submissions.

While due diligence is ongoing and the information received continues to improve in quantity and quality, the majority of the responses received provided data at a company or divisional level or did not specify the smelters or refiners used for materials specifically supplied to us. We have decided to disclose validated smelters provided to us by our supply chain. However, we cannot definitively determine whether any of the 3TGs reported by the suppliers were contained in materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. As a result, we are unable to identify all smelters and refiners as well as all the countries of origin of the 3TGs that are contained in the applicable products

As of April 28 2016, Powell validated 317 smelters or refiners identified within its supply chain. If a supplier indicated that the facility was certified as “conflict-free,” such status was confirmed by Assent if the facility was listed by the CFSI as certified.

Many suppliers within Powell’s supply chain are still unable to provide the smelters or refiners used for products supplied. Furthermore, many of the suppliers provided responses at the company or division level and indicated an “unknown” status in terms of determining the origin of the 3TGs. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and Assent follows up on these, urging suppliers to resubmit with increased smelter information. There are still suppliers unable to provide the smelters or refiners used for materials supplied to us.

In cases where any high-risk smelters were reported on a CMRT by a supplier, risk mitigation activities were initiated. Through Assent, the suppliers were asked to submit a product-level CMRT to better identify the connection between the smelters or refiners they listed and the products they provide to us. Suppliers were also guided to Assent University where they were provided with educational materials on mitigating the risk of smelters or refiners in the supply chain.

Appendix I lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix I any smelters or refiners that we have not been able to validate. Appendix I also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and CFSI. Powell supports the refinement and expansion of the list of participating smelters through our membership in the CFSI program.

The large majority of the responses received either provided data at a company or subsidiary level and chose not to provide information at the component level, or did not specify the smelters or refiners used for components supplied to Powell. Accordingly, we are unable to determine, in those cases, whether any of the 3TGs reported by the suppliers were contained in components or parts supplied to us, or to validate that any of the smelters or refiners identified are actually in our supply chain.
Steps to Improve Future Due Diligence and Supply Chain Risk Mitigation
Powell intends to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in its products could benefit armed groups in the Covered Countries:

•	Include a conflict minerals flow-down clause in new or renewed supplier contracts.

•	Continue engagement with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses.

•	Engage any suppliers found to be supplying Powell with conflict minerals to establish an alternative source of conflict minerals that does not support the conflict in the Covered Countries.

•	Define and improve best practices and build leverage over its supply chain in accordance with the OECD Guidance.
Based on its due diligence process as of the date of this Report, Powell has found no instances where it was necessary to terminate a supplier contract or to find a replacement supply of any conflict minerals.

Appendix I

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Unknown
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Yes
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Yes
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Yes
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Yes
Gold	AURA-II	UNITED STATES	CID002851	Unknown
Gold	Aurubis AG	GERMANY	CID000113	Yes
Gold	Bangalore Refinery	INDIA	CID002863	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Yes
Gold	Boliden AB	SWEDEN	CID000157	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Yes
Gold	Caridad	MEXICO	CID000180	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Yes
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Unknown
Gold	Chimet S.p.A.	ITALY	CID000233	Yes
Gold	Chugai Mining	JAPAN	CID000264	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Yes
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Unknown
Gold	DODUCO GmbH	GERMANY	CID000362	Yes
Gold	Dowa	JAPAN	CID000401	Yes
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Unknown
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Unknown
Gold	Gujarat Gold Centre	INDIA	CID002852	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Unknown

Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Yes
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Yes
Gold	Japan Mint	JAPAN	CID000823	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Unknown
Gold	Kazzinc	KAZAKHSTAN	CID000957	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Yes
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Yes
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Unknown
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Unknown
Gold	Materion	UNITED STATES	CID001113	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Yes
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Unknown
Gold	Morris and Watson	NEW ZEALAND	CID002282	Unknown
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Yes

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Yes
Gold	PAMP S.A.	SWITZERLAND	CID001352	Yes
Gold	Pease & Curren	UNITED STATES	CID002872	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Yes
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Yes
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Unknown
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Yes
Gold	Royal Canadian Mint	CANADA	CID001534	Yes
Gold	SAAMP	FRANCE	CID002761	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Unknown
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Unknown
Gold	Sai Refinery	INDIA	CID002853	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Yes
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Yes
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Yes
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Yes
Gold	Sudan Gold Refinery	SUDAN	CID002567	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Yes
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Unknown
Gold	T.C.A S.p.A	ITALY	CID002580	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Unknown
Gold	Tony Goetz NV	BELGIUM	CID002587	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Yes

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Yes
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Unknown
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Yes
Tantalum	Duoluoshan	CHINA	CID000410	Yes
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Yes
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Yes

Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Yes
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Yes
Tantalum	QuantumClean	UNITED STATES	CID001508	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Yes
Tantalum	Taki Chemicals	JAPAN	CID001869	Yes
Tantalum	Telex Metals	UNITED STATES	CID001891	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Yes
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Yes
Tin	Alpha	UNITED STATES	CID000292	Yes
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Yes
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Yes
Tin	CV Ayi Jaya	INDONESIA	CID002570	Yes
Tin	CV Dua Sekawan	INDONESIA	CID002592	Yes
Tin	CV Gita Pesona	INDONESIA	CID000306	Yes
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Yes
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Yes
Tin	CV United Smelting	INDONESIA	CID000315	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Yes
Tin	Dowa	JAPAN	CID000402	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Unknown
Tin	Elmet S.L.U.	SPAIN	CID002774	Yes
Tin	EM Vinto	BOLIVIA	CID000438	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Unknown
Tin	Fenix Metals	POLAND	CID000468	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Yes
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Yes

Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Yes
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Yes
Tin	Minsur	PERU	CID001182	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Yes
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Yes
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Yes
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Yes
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Yes
Tin	PT Bukit Timah	INDONESIA	CID001428	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Yes
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Yes
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Yes
Tin	PT Justindo	INDONESIA	CID000307	Yes
Tin	PT Karimun Mining	INDONESIA	CID001448	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Yes
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Yes
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Yes
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Yes
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Yes
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Yes
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Yes
Tin	PT Tommy Utama	INDONESIA	CID001493	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Yes
Tin	Rui Da Hung	TAIWAN	CID001539	Yes
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Yes
Tin	Thaisarco	THAILAND	CID001898	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Unknown

Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Unknown
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Yes
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Yes
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Yes
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Yes
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Yes
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Yes

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Yes
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Yes